Exhibit 99.1

Encore Capital Group Announces Second Quarter 2022 Financial Results
•GAAP net income of $60 million
•GAAP EPS of $2.29
•Global collections of $498 million
•Portfolio purchases of $173 million at attractive returns

SAN DIEGO, August 3, 2022 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the second quarter ended June 30, 2022.
“Encore delivered another quarter of strong operating performance in Q2,” said Ashish Masih, President and Chief Executive Officer. “Our financial results in the period were again driven primarily by collections within our MCM business in the U.S. As a result of our collections over-performance in recent quarters, we increased the estimated remaining collections (ERC) for certain vintages for the second straight quarter, but this time on a much smaller scale.”

“On a global basis, our portfolio purchases were $173 million in the quarter, an increase of 21% compared to the second quarter a year ago. We continue to acquire portfolios at attractive returns, enabled by our disciplined purchasing and collections effectiveness. Credit card lending, which has been growing steadily, has surpassed pre-pandemic levels in the U.S. and we have started to see an increase in portfolio supply for our MCM business. We remain well-positioned for future portfolio purchasing opportunities and will continue to focus on our consumer-centric approach to collections and our strong balance sheet,” said Masih.

Financial Highlights for the Second Quarter of 2022:

	Three Months Ended June 30,
(in thousands, except percentages and earnings per share)	2022	2021	Change
Collections	$497,711	$612,427	(19)%
Revenues	$356,917	$427,735	(17)%
Portfolio purchases(1)	$173,007	$142,728	21%
Estimated Remaining Collections (ERC)	$7,559,820	$8,111,917	(7)%
Operating expenses	$237,969	$253,448	(6)%
GAAP net income attributable to Encore	$60,439	$96,503	(37)%
GAAP earnings per share	$2.29	$3.07	(25)%
LTM Pre-tax ROIC(2)	16.8%	15.0%	+180bps
Leverage Ratio(3)	2.0x	1.9x	+0.1x
______________________
(1)Includes U.S. purchases of $116.2 million and $89.5 million, and Europe purchases of $56.8 million and $53.2 million in Q2 2022 and Q2 2021, respectively.
(2)This is a non-GAAP metric. See Supplemental Financial Information for a definition and calculation of LTM Pre-Tax ROIC (Return on Invested Capital).
(3)This is a non-GAAP metric that we define as the ratio of Net Debt at period end to (Adjusted EBITDA plus collections applied to principal balance for the preceding twelve months). See Supplemental Financial Information for a definition of Net Debt and Adjusted EBITDA and a reconciliation of Net Debt to total debt and Adjusted EBITDA to net income.

Encore Capital Group, Inc.

Conference Call and Webcast
Encore will host a conference call and slide presentation today, August 3, 2022, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss second quarter results.
Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live conference call by telephone, please pre-register using this link. Registrants will receive confirmation with dial-in details.

For those who cannot listen to the live broadcast, a replay of the webcast will be available on the Company's website shortly after the call concludes.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included information concerning adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included Pre-Tax ROIC as management uses this measure to monitor and evaluate operating performance relative to our invested capital and because the Company believes it is a useful measure for investors to evaluate effective use of capital. The Company has included Net Debt and Leverage Ratio as management uses these measures to monitor and evaluate its ability to incur and service debt. Adjusted EBITDA, Adjusted Income from Operations (used in Pre-Tax ROIC), Net Debt and Leverage Ratio have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and net income per share as indicators of the Company’s operating performance or liquidity. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services for consumers across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases portfolios of consumer receivables from major banks, credit unions, and utility providers.
Encore partners with individuals as they repay their debt obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about the company can be found at http://www.encorecapital.com.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, liquidity, ability to access capital markets, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Bruce Thomas
Encore Capital Group, Inc.
Vice President, Global Investor Relations
(858) 309-6442
bruce.thomas@encorecapital.com

SOURCE: Encore Capital Group, Inc.

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$154,295	$189,645
Investment in receivable portfolios, net	3,035,123	3,065,553
Property and equipment, net	109,591	119,857
Other assets	336,265	335,275
Goodwill	824,210	897,795
Total assets	$4,459,484	$4,608,125
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$201,168	$229,586
Borrowings	2,793,009	2,997,331
Other liabilities	233,707	195,947
Total liabilities	3,227,884	3,422,864
Commitments and Contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 shares authorized, 23,989 and 24,541 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	240	245
Additional paid-in capital	—	—
Accumulated earnings	1,349,937	1,238,564
Accumulated other comprehensive loss	(118,577)	(53,548)
Total stockholders’ equity	1,231,600	1,185,261
Total liabilities and stockholders’ equity	$4,459,484	$4,608,125

The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$1,130	$1,927
Investment in receivable portfolios, net	452,013	498,507
Other assets	3,545	3,452
Liabilities
Accounts payable and accrued liabilities	159	105
Borrowings	426,108	473,443
Other liabilities	17	10

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues
Revenue from receivable portfolios	$306,282	$328,150	$610,387	$666,168
Changes in recoveries	25,150	66,178	192,373	110,715
Total debt purchasing revenue	331,432	394,328	802,760	776,883
Servicing revenue	23,788	32,064	49,934	64,580
Other revenues	1,697	1,343	3,905	3,109
Total revenues	356,917	427,735	856,599	844,572
Operating expenses
Salaries and employee benefits	98,880	97,774	195,836	194,230
Cost of legal collections	55,148	66,900	110,865	134,042
General and administrative expenses	34,967	34,823	68,501	66,971
Other operating expenses	27,405	28,228	54,432	56,669
Collection agency commissions	9,923	13,677	19,528	26,501
Depreciation and amortization	11,646	12,046	23,475	23,558
Total operating expenses	237,969	253,448	472,637	501,971
Income from operations	118,948	174,287	383,962	342,601
Other expense
Interest expense	(37,054)	(44,159)	(71,687)	(90,685)
Loss on extinguishment of debt	—	(9,300)	—	(9,300)
Other income	1,795	566	2,187	511
Total other expense	(35,259)	(52,893)	(69,500)	(99,474)
Income before income taxes	83,689	121,394	314,462	243,127
Provision for income taxes	(23,250)	(24,607)	(78,274)	(51,575)
Net income	60,439	96,787	236,188	191,552
Net income attributable to noncontrolling interest	—	(284)	—	(419)
Net income attributable to Encore Capital Group, Inc. stockholders	$60,439	$96,503	$236,188	$191,133

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$2.48	$3.12	$9.63	$6.13
Diluted	$2.29	$3.07	$8.77	$6.04

Weighted average shares outstanding:
Basic	24,359	30,909	24,539	31,187
Diluted	26,411	31,415	26,945	31,622

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2022	2021
Operating activities:
Net income	$236,188	$191,552
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,475	23,558
Loss on extinguishment of debt	—	9,300
Other non-cash interest expense, net	8,149	9,403
Stock-based compensation expense	9,040	9,056
Deferred income taxes	3,699	(5,097)
Changes in recoveries	(192,373)	(110,715)
Other, net	9,267	12,006
Changes in operating assets and liabilities
Other assets	39,037	60,880
Accounts payable, accrued liabilities and other liabilities	(37,952)	(50,978)
Net cash provided by operating activities	98,530	148,965
Investing activities:
Purchases of receivable portfolios, net of put-backs	(337,932)	(306,549)
Collections applied to investment in receivable portfolios	406,738	552,720
Purchases of asset held for sale	(35,178)	(3,639)
Purchases of property and equipment	(11,937)	(10,351)
Other, net	13,416	8,516
Net cash provided by investing activities	35,107	240,697
Financing activities:
Proceeds from credit facilities	446,853	358,063
Repayment of credit facilities	(298,743)	(511,200)
Proceeds from senior secured notes	—	353,747
Repayment of senior secured notes	(19,540)	(339,585)
Repayment of convertible senior notes	(221,153)	(161,000)
Repurchase of common stock	(50,835)	(47,421)
Other, net	(12,182)	(22,251)
Net cash used in financing activities	(155,600)	(369,647)
Net (decrease) increase in cash and cash equivalents	(21,963)	20,015
Effect of exchange rate changes on cash and cash equivalents	(13,387)	(10,683)
Cash and cash equivalents, beginning of period	189,645	189,184
Cash and cash equivalents, end of period	$154,295	$198,516

Supplemental disclosure of cash information:
Cash paid for interest	$64,366	$69,152
Cash paid for taxes, net of refunds	$44,671	$24,273

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Non-GAAP Metrics
Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, unaudited)	2022	2021	2022	2021
GAAP net income, as reported	$60,439	$96,787	$236,188	$191,552
Adjustments:
Interest expense	37,054	44,159	71,687	90,685
Interest income	(588)	(426)	(1,025)	(900)
Provision for income taxes	23,250	24,607	78,274	51,575
Depreciation and amortization	11,646	12,046	23,475	23,558
Stock-based compensation expense	5,119	5,651	9,040	9,056
Acquisition, integration and restructuring related expenses(1)	487	—	1,166	—
Loss on extinguishment of debt	$—	$9,300	$—	$9,300
Adjusted EBITDA	$137,407	$192,124	$418,805	$374,826
Collections applied to principal balance(2)	$170,112	$224,074	$223,679	$453,584
________________________
(1)Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore, adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)Amount represents (a) gross collections from receivable portfolios less (b) debt purchasing revenue, plus (c) proceeds applied to basis from sales of real estate owned (“REO”) assets and related activities. A reconciliation of “collections applied to investment in receivable portfolios, net” to “collections applied to principal balance” is available in the Form 10-Q for the period ending June 30, 2022.

Encore Capital Group, Inc.

Pre-Tax Return on Invested Capital (“ROIC”)
ROIC is calculated as last twelve months adjusted income from operations, divided by our average invested capital. Adjusted income from operations excludes acquisition, integration and restructuring related expenses, amortization of certain acquired intangible assets and other charges or gains that are not indicative of ongoing operations. Average invested capital is defined as the aggregate of average Net Debt (defined below) and average GAAP equity and is calculated as the sum of current and prior period ending amounts divided by two.

	Last Twelve Months Ended June 30,
(in thousands, except percentages, unaudited)	2022	2021
Numerator
Income from operations	$674,633	$609,269
Adjustments:(1)
CFPB settlement fees	—	15,009
Acquisition, integration and restructuring related expenses	6,847	(1)
Amortization of certain acquired intangible assets(2)	7,110	7,326
Adjusted income from operations	$688,590	$631,603

Denominator
Average Net Debt	$2,798,699	$3,016,599
Average equity	1,292,975	1,198,369
Total average invested capital	$4,091,674	$4,214,968

Pre-tax ROIC	16.8%	15.0%
________________________
(1)We believe these amounts are not indicative of ongoing operations; therefore, adjusting for them enhances comparability to prior periods, anticipated future periods, and our competitors’ results.
(2)We have acquired intangible assets, such as trade names and customer relationships, as a result of our acquisition of debt solution service providers. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period.

Net Debt
Net Debt is GAAP borrowings adjusted for debt issuance costs and debt discounts, cash and cash equivalents and client cash. Net Debt is a measure commonly used by lenders to our industry to represent the net borrowings of market participants, and is also used regularly by lenders and others as the numerator in industry leverage calculations.

(in thousands, unaudited)	June 30, 2022	June 30, 2021	June 30, 2020
GAAP Borrowings	$2,793,009	$2,999,296	$3,353,730
Debt issuance costs and debt discounts	50,304	64,468	63,017
Cash & cash equivalents	(154,295)	(198,516)	(293,800)
Client cash(1)	19,227	23,907	21,097
Net Debt	$2,708,245	$2,889,155	$3,144,044
________________________
(1)Client cash is cash that was collected on behalf of, and remains payable to, third party clients.